Exhibit 99.1

Ladder Capital Corp Reports First Quarter 2019 Results

GAAP disclosures for the first quarter:

  GAAP income before taxes of $21.7 million and diluted EPS of $0.21 compared to $71.7 million and $0.53 in the first quarter of 2018
  After-tax GAAP return on average equity of 6.1% compared to 16.0% in the first quarter of 2018
  GAAP book value per share of $13.59 at March 31, 2019 compared to $13.90 at December 31, 2018

Core (non-GAAP) disclosures for the first quarter:

  Core earnings of $46.9 million compared to $63.8 million in the first quarter of 2018
  Core EPS of $0.40 compared to $0.55 in the first quarter of 2018
  After-tax core return on average equity of 11.6% compared to 16.3% in the first quarter of 2018
  Undepreciated book value per share of $15.09 at March 31, 2019 compared to $15.34 at December 31, 2018

Operating and financing statistics for the first quarter:

  Declared a first quarter dividend of $0.34/share of Class A common stock paid on April 1, 2019
  Originated a total of $456.4 million of commercial mortgage loans, including $281.1 million of mortgage loans held for investment and $175.3 million of mortgage loans held for sale
  Contributed $169.7 million of loans to 1 securitization transaction

NEW YORK--(BUSINESS WIRE)--May 7, 2019--Ladder Capital Corp (NYSE: LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended March 31, 2019. GAAP income before taxes for the three months ended March 31, 2019 was $21.7 million compared to $71.7 million for the three months ended March 31, 2018. Diluted EPS for the three months ended March 31, 2019 was $0.21 compared to $0.53 for the three months ended March 31, 2018. After-tax GAAP return on average equity was 6.1% in the first quarter of 2019.

Core earnings, a non-GAAP financial measure, was $46.9 million for the first quarter of 2019, compared to $63.8 million in the first quarter of 2018. Core EPS, a non-GAAP financial measure, was $0.40 for the first quarter of 2019 compared to $0.55 for the three months ended March 31, 2018. We believe core earnings and core EPS are useful in evaluating our earnings from operations across reporting periods as discussed in the Non-GAAP Financial Measures section of this earnings release.

The year over year variance in earnings was primarily attributable to property sales in the first quarter of 2018, which resulted in $31.0 million of GAAP realized gain on sales of real estate and contributed $18.4 million to core earnings. GAAP income before taxes also reflects the unfavorable impact of declining interest rates during the first quarter of 2019 on the value of interest rate hedges, partially offset by higher gains on sales of loans and securities.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the dates indicated below ($ in thousands):

	March 31, 2019		December 31, 2018
Loans
Balance sheet loans:
Balance sheet first mortgage loans	$3,159,154	48.4%	$3,170,788	50.5%
Other commercial real estate-related loans	143,599	2.2%	147,602	2.4%
Mortgage loans transferred but not considered sold	15,504	0.2%	-	-%
Provision for loan losses	(18,200)	(0.3)%	(17,900)	(0.3)%
Total balance sheet loans	3,300,057	50.5%	3,300,490	52.6%
Conduit first mortgage loans	189,525	2.9%	182,439	2.9%
Total loans	3,489,582	53.4%	3,482,929	55.5%
Securities
CMBS investments	1,535,210	23.6%	1,308,331	20.8%
U.S. Agency Securities investments	36,158	0.6%	36,374	0.6%
Corporate bonds	36,609	0.6%	53,871	0.9%
Equity securities	11,151	0.2%	11,550	0.2%
Total securities	1,619,128	25.0%	1,410,126	22.5%
Real Estate
Real estate and related lease intangibles, net	1,005,997	15.4%	998,022	15.9%
Total real estate	1,005,997	15.4%	998,022	15.9%
Other Investments
Investments in unconsolidated joint ventures	93,841	1.4%	40,354	0.6%
FHLB stock	61,619	0.9%	57,915	0.9%
Total other investments	155,460	2.3%	98,269	1.5%
Total investments	6,270,167	96.1%	5,989,346	95.4%
Cash, cash equivalents and restricted cash	125,233	1.9%	98,450	1.6%
Other assets	130,019	2.0%	185,076	3.0%
Total assets	$6,525,419	100.0%	$6,272,872	100.0%

Note: Securities are carried at fair value.

Liquidity and Capital Resources

On February 26, 2019, we amended of one of our committed loan repurchase facilities to extend the initial term of the facility from October 1, 2020 to February 24, 2022. We maintained two additional 12-month extension periods at our option. No new advances are permitted after the initial maturity date.

On March 4, 2019, we executed an amendment of our committed securities repurchase facility to extend the initial term of the facility to March 4, 2021.

The following table summarizes our debt obligations as of the following dates ($ in thousands):

	March 31, 2019	December 31, 2018

Committed loan repurchase facilities	$611,406	$497,531
Committed securities repurchase facility	93,849	—
Uncommitted securities repurchase facilities	324,827	166,154
Total repurchase facilities	1,030,082	663,685
Mortgage loan financing(1)	739,500	743,902
CLO debt(2)	497,334	601,543
Participation financing - mortgage loan receivable	2,393	2,453
Borrowings from the FHLB	1,291,449	1,286,000
Senior unsecured notes(3)	1,155,692	1,154,991
Total secured and unsecured debt obligations	4,716,450	4,452,574
Liability for transfers not considered sales	15,840	—
Total debt obligations, net	$4,732,290	$4,452,574

(1)	Presented net of unamortized debt issuance costs of $0.6 million and $0.7 million as of March 31, 2019 and December 31, 2018, respectively.
(2)	Presented net of unamortized debt issuance costs of $1.9 million and $2.6 million as of March 31, 2019 and December 31, 2018, respectively.
(3)	Presented net of unamortized debt issuance costs of $10.5 million and $11.2 million at March 31, 2019 and December 31, 2018, respectively.

Conference Call and Webcast

We will host a conference call on Tuesday, May 7, 2019 at 5:00 p.m. Eastern Time to discuss first quarter 2019 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Tuesday, May 7, 2019 through midnight Tuesday, May 21, 2019. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13689397. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

Ladder Capital Corp Consolidated Balance Sheets (Dollars in Thousands)

	March 31, 2019(1)	December 31, 2018(1)
	(Unaudited)
Assets
Cash and cash equivalents	$45,158	$67,878
Restricted cash	80,075	30,572
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries	3,302,753	3,318,390
Mortgage loans transferred but not considered sold	15,504	-
Provision for loan losses	(18,200)	(17,900)
Mortgage loan receivables held for sale	189,525	182,439
Real estate securities	1,619,128	1,410,126
Real estate and related lease intangibles, net	1,005,997	998,022
Investments in unconsolidated joint ventures	93,841	40,354
FHLB stock	61,619	57,915
Derivative instruments	1,632	-
Due from brokers	5,514	-
Accrued interest receivable	26,627	27,214
Other assets	96,246	157,862
Total assets	$6,525,419	$6,272,872
Liabilities and Equity
Liabilities
Debt obligations, net:
Secured and unsecured debt obligations	$4,716,450	$4,452,574
Liability for transfers not considered sales	15,840	-
Due to brokers	49,766	1,301
Derivative instruments	-	975
Amount payable pursuant to tax receivable agreement	1,559	1,570
Dividends payable	1,409	37,316
Accrued expenses	34,330	82,425
Other liabilities	61,822	53,076
Total liabilities	4,881,176	4,629,237
Commitments and contingencies	-	-
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 109,654,421 and 106,642,335 shares issued and 106,561,917 and 103,941,173 shares outstanding	107	105
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 13,198,344 and 13,117,419 shares issued and outstanding	13	13
Additional paid-in capital	1,508,452	1,471,157
Treasury stock, 3,092,504 and 2,701,162 shares, at cost	(40,799)	(32,815)
Retained earnings (dividends in excess of earnings)	(26,549)	11,342
Accumulated other comprehensive income (loss)	7,080	(4,649)
Total shareholders’ equity	1,448,304	1,445,153
Noncontrolling interest in operating partnership	186,310	188,427
Noncontrolling interest in consolidated joint ventures	9,629	10,055
Total equity	1,644,243	1,643,635

Total liabilities and equity	$6,525,419	$6,272,872

_________________________
(1) Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp Consolidated Statements of Income (Dollars in Thousands, Except Per Share and Dividend Data) (Unaudited)

	Three Months Ended March 31,
	2019	2018

Net interest income
Interest income	$86,466	$78,206
Interest expense	51,248	44,713
Net interest income	35,218	33,493
Provision for loan losses	300	3,000
Net interest income after provision for loan losses	34,918	30,493

Other income (loss)
Operating lease income	28,921	28,137
Sale of loans, net	7,079	4,888
Realized gain (loss) on securities	2,865	(1,099)
Unrealized gain (loss) on equity securities	2,078	—
Unrealized gain (loss) on Agency interest-only securities	11	204
Realized gain on sale of real estate, net	4	31,010
Impairment of real estate	(1,350)	—
Fee and other income	4,685	6,252
Net result from derivative transactions	(11,034)	14,959
Earnings (loss) from investment in unconsolidated joint ventures	959	52
Gain (loss) on extinguishment/defeasance of debt	(1,070)	(69)
Total other income (loss)	33,148	84,334
Costs and expenses
Salaries and employee benefits	23,574	17,096
Operating expenses	5,403	5,548
Real estate operating expenses	5,474	8,817
Fee expense	1,712	843
Depreciation and amortization	10,227	10,823
Total costs and expenses	46,390	43,127
Income (loss) before taxes	21,676	71,700
Income tax expense (benefit)	(2,854)	3,902
Net income (loss)	24,530	67,798
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	447	(8,422)
Net (income) loss attributable to noncontrolling interest in operating partnership	(2,802)	(8,501)
Net income (loss) attributable to Class A common shareholders	$22,175	$50,875

Earnings per share:
Basic	$0.21	$0.53
Diluted	$0.21	$0.53

Weighted average shares outstanding:
Basic	104,259,549	95,187,316
Diluted	105,006,315	95,389,219

Dividends per share of Class A common stock:	$0.340	$0.315

Non-GAAP Financial Measures

We present core earnings, core EPS, and after-tax core return on average equity (“after-tax core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe core earnings, core EPS and after-tax core ROAE assist investors in comparing our performance across reporting periods on a more relevant and consistent basis by excluding certain non-cash expenses and unrecognized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. We use core earnings, core EPS and after-tax core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. In addition, core earnings is used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We consider the Class A common shareholders of the Company and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp (“Continuing LCFH Limited Partners”) to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, for purposes of computing core earnings, core EPS and after-tax core ROAE, we start with pre-tax earnings or net income and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. Similarly, when calculating undepreciated book value per share we include total shareholders’ equity and the noncontrolling interest held by Continuing LCFH Limited Partners, but exclude noncontrolling interest in consolidated joint ventures.

Core earnings

We define core earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures, (iv) economic gains on securitization transactions not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods, (v) non-cash stock-based compensation and (vi) certain transactional items.

For core earnings, we include adjustments for economic gains on securitization transactions not recognized under GAAP accounting for which risk has substantially transferred during the period and exclusion of resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in core earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this has represented the impact of economic gains/(discounts) on intercompany loans secured by our own real estate which we had not previously recognized because such gains were eliminated in consolidation. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for core earnings purposes. Management believes recognizing these amounts for core earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on these hedges from core earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in core earnings in that period. These are reflected as “adjustments for unrecognized derivative results” for purposes of computing core earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities and equity securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the fair value securities adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Core EPS

Core EPS is defined as after-tax core earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in core earnings and after-tax core earnings.

Set forth below is an unaudited reconciliation of net income to after-tax core earnings, and an unaudited computation of core EPS (in thousands, except per share data):

	Three Months Ended March 31,
	2019	2018

Net income (loss)	$24,530	$67,798
Income tax expense (benefit)	(2,854)	3,902
Income (loss) before taxes	21,676	71,700
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP)(1)	440	(8,430)
Our share of real estate depreciation, amortization and gain adjustments(2)(3)	5,667	6,058
Adjustments for unrecognized derivative results(4)	9,115	(8,110)
Unrealized (gain) loss on fair value securities	(2,089)	(204)
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	(3)	(291)
Non-cash stock-based compensation	12,094	3,083
Core earnings	46,900	63,806
Core estimated corporate tax benefit (expense)(5)	295	(3,452)
After-tax core earnings	$47,195	$60,354
Adjusted weighted average diluted shares outstanding(6)	118,206	110,290
Core EPS	$0.40	$0.55

(1)	Includes $8 thousand and $8 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three months ended March 31, 2019 and 2018, respectively.
(2)	The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended March 31,
	2019	2018

Total GAAP depreciation and amortization	$10,227	$10,823
Less: Depreciation and amortization related to non-rental property fixed assets	(25)	(19)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(906)	(358)
Our share of real estate depreciation and amortization	9,296	10,446

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(3,485)	(5,194)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	—	1,188
Our share of accumulated depreciation and amortization on real estate sold	(3,485)	(4,006)

Less: Operating lease income on above/below market lease intangible amortization	(144)	(382)

Our share of real estate depreciation, amortization and gain adjustments	$5,667	$6,058

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of core earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in core earnings ($ in thousands):

	Three Months Ended March 31,
	2019	2018

GAAP realized gain on sale of real estate, net	$4	$31,010
Adjusted gain/loss on sale of real estate for purposes of core earnings	3,481	(27,004)
Our share of accumulated depreciation and amortization on real estate sold	$3,485	$4,006

(3)	During the three months ended March 31, 2019 we recognized $5.7 million of operating lease income from prepayment of a lease, a $1.1 million loss on extinguishment of debt and a $1.4 million impairment of real estate related to a single-tenant two-story office building in Wayne, NJ. This property was sold on May 1, 2019. For core earnings, we recognize the net impact of these events in the period the sale was realized. Accordingly, the $3.3 million net impact of the income and losses discussed above have been excluded from core earnings for the three months ended March 31, 2019 and will be included in core earnings for the three months ended June 30, 2019.

(4)	The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of core earnings in the preceding table ($ in thousands):

	Three Months Ended March 31,
	2019	2018

Net results from derivative transactions	$(11,034)	$14,959
Hedging interest expense	(149)	2,889
Hedging realized result	2,068	(9,738)
Adjustments for unrecognized derivative results	$(9,115)	$8,110

(5)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to core earnings generated by the activity within our taxable REIT subsidiary.

(6)	Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):

	Three Months Ended March 31,
	2019	2018

Weighted average diluted shares outstanding	105,006	95,389
Weighted average shares issuable to converted Class B shareholders	13,200	14,901
Adjusted weighted average diluted shares outstanding	118,206	110,290

After-tax core ROAE

After-tax core ROAE is presented on an annualized basis and is defined as after-tax core earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax core earnings. Set forth below is an unaudited computation of after-tax core ROAE ($ in thousands):

	Three Months Ended March 31,
	2019	2018

After-tax core earnings	$47,195	$60,354
Average shareholders’ equity and NCI in operating partnership	1,634,098	1,484,734
After-tax core ROAE	11.6%	16.3%

Income from sales of securitized loans, net of hedging and core gain on sale of securitized loans

We present income from sales of securitized loans, net of hedging, a non-GAAP financial measure, as a supplemental measure of the performance of our loan securitization business. Since our loans sold into securitizations to date are comprised of long-term fixed-rate loans, the result of hedging those exposures prior to securitization represents a substantial portion of our securitization profitability. Therefore, we view these two components of our profitability together when assessing the performance of this business activity and find it a meaningful measure of our performance as a whole. When evaluating the performance of our sale of loans into securitization business, we generally consider income from sales of loans, net in conjunction with other income statement items that are directly related to such securitization transactions, including portions of the realized net result from derivative transactions that are specifically related to hedges on the securitized or sold loans, which we reflect as hedge gain/(loss) related to loans securitized, a non-GAAP financial measure, in the table below.

In addition, we present core gain on sale of securitized loans, a non-GAAP financial measure, which adjusts income from sales of securitized loans, net of hedging for economic gains on securitization transactions not recognized under GAAP. Management believes recognizing these amounts for core purposes in the period of economic transfer of risk is a reasonable supplemental measure of our performance.

Set forth below is an unaudited reconciliation of income from sale of loans, net to income from sales of securitized loans, net of hedging as well as core gain on sale of securitized loans ($ in thousands except for number of loans and securitizations):

	Three Months Ended March 31,
	2019	2018

Number of loans	14	28
Face amount of loans sold into securitizations	$169,670	$436,547
Number of securitizations	1	2

Income from sales of loans, net	$7,079	$4,888
Realized losses on loans related to lower of cost or market adjustments	—	463
Hedge gain/(loss) related to loans securitized(1)	(1,223)	6,567
Income from sales of securitized loans, net of hedging	5,856	11,918
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred	382	(38)
Core gain on sale of securitized loans	$6,238	$11,880

_________________________
(1)	The following is a reconciliation of net results from derivative transactions, which is the closest GAAP measure, as reported in our consolidated financial statements included herein to the non-GAAP financial measure of hedge gain/(loss) related to loans securitized ($ in thousands):

	Three Months Ended March 31,
	2019	2018

Net results from derivative transactions	$(11,034)	$14,959
Hedge gain/(loss) related to lending and securities positions	9,811	(8,392)
Hedge gain/(loss) related to loans securitized	$(1,223)	$6,567

Undepreciated book value per share

We present undepreciated book value per share, which is a non-GAAP financial measure, as a supplemental measure of our financial condition. We believe undepreciated book value per share assists investors in comparing our financial condition across reporting periods on a consistent basis by excluding accumulated depreciation on real estate, which implicitly assumes that the value of our real estate diminishes in value predictably over time, whereas real estate values have historically risen or fallen with market conditions.

We consider the Class A common shareholders of the Company and Continuing LCFH Limited Partners to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, when calculating undepreciated book value per share we include total shareholders’ equity and the noncontrolling interest held by Continuing LCFH Limited Partners but exclude noncontrolling interest in consolidated joint ventures.

We define undepreciated book value per share as the sum of total shareholders’ equity, noncontrolling interest in operating partnership, and our share of accumulated real estate depreciation and amortization, divided by the total Class A and Class B shares outstanding. Set forth below is an unaudited reconciliation of total shareholders’ equity to undepreciated book value, and an unaudited computation of undepreciated book value per share ($ in thousands except per share data):

	March 31, 2019	December 31, 2018

Total shareholders’ equity	$1,448,304	$1,445,153
Noncontrolling interest in operating partnership	186,310	188,427
Our share of accumulated real estate depreciation and amortization(1)	172,121	162,198
Undepreciated book value	1,806,735	1,795,778

Class A shares outstanding	106,562	103,941
Class B shares outstanding	13,198	13,117
Total shares outstanding	119,760	117,058

GAAP book value per share (Class A only)	$13.59	$13.90
Undepreciated book value per share	$15.09	$15.34

(1)	The following is a reconciliation of GAAP accumulated real estate depreciation and amortization to our share of accumulated real estate depreciation and amortization presented in the computation of undepreciated book value per share in the preceding table ($ in thousands):

	March 31, 2019	December 31, 2018

GAAP accumulated real estate depreciation and amortization	$184,347	$173,938
Less: Noncontrolling interest in consolidated joint ventures’ share of accumulated real estate depreciation and amortization	(12,226)	(11,740)
Our share of accumulated real estate depreciation and amortization	$172,121	$162,198

Core gain on sale of loans

We present core gain on sale of loans, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of loans, and the economic gains on the transfer of loans not considered sold for accounting purposes, net of the realized hedging result related to the hedging of loans sold or transferred. We believe core gain on sale of loans assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives and recognizing economic gains on securitization transactions in the period of economic transfer of risk.

Set forth below is an unaudited reconciliation of GAAP sale of loans, net to core gain on sale of loans ($ in thousands):

	Three Months Ended March 31,
	2019	2018

GAAP sale of loans, net	$7,079	$4,888
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred	382	(38)
Hedging gain/(loss) related to loans securitized and other loan activity	(1,223)	7,030
Core gain on sale of loans	$6,238	$11,880

Core gain on securities

We present core gain on securities, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on securities as income from sales of securities net of the realized hedging result related to the hedging of securities sold. We believe core gain on securities assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP realized gain (loss) on securities to core gain on securities ($ in thousands):

	Three Months Ended March 31,
	2019	2018

GAAP realized gain (loss) on securities	$2,865	$(1,099)
Plus: Other than temporary impairment, net of hedging	—	134
Hedging realized result - security sales	(845)	2,708
Core gain on securities	$2,020	$1,743

Net rental income

We present net rental income, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define net rental income as the total of operating lease income, which includes tenant recoveries, less real estate operating expenses, both of which are disclosed on our consolidated statements of income. We present net rental income as a measure of the recurring income from our real estate investments before non-recurring items such as gains on sale or fee income, which we believe assists investors in analyzing our performance across reporting periods.

Set forth below is an unaudited reconciliation of operating lease income to net rental income ($ in thousands):

	Three Months Ended March 31,
	2019	2018

Operating lease income(1)	$28,921	$28,137
Less: Real estate operating expenses	(5,474)	(8,817)
Net rental income	$23,447	$19,320

(1)	Includes $5.7 million from prepayment of a lease related to a single-tenant two-story office building in Wayne, NJ for the three months ended March 31, 2019 as more fully discussed in Note 3 to the core EPS table.

Adjusted leverage

We present adjusted leverage, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define adjusted leverage as the ratio of (i) debt obligations, net of deferred financing costs, less non-recourse debt obligations related to securitizations that are consolidated on our GAAP balance sheet and liability for transfers not considered sales to (ii) GAAP total equity. We believe adjusted leverage assists investors in comparing our leverage across reporting periods on a consistent basis by excluding non-recourse debt related to securitized loans. Adjusted leverage is also used to determine compliance with financial covenants.

Set forth below is an unaudited computation of adjusted leverage ($ in thousands):

	March 31, 2019	December 31, 2018

Debt obligations, net	$4,732,290	$4,452,574
Less: CLO debt(1)	(497,334)	(601,543)
Less: Liability for transfers not considered sales(2)	(15,840)	—
Adjusted debt obligations	4,219,116	3,851,031

Total equity	1,644,243	1,643,635

Adjusted leverage	2.6	2.3
_________________________
(1)	We contributed over $888.4 million of balance sheet loans into two CLO securitizations that remain on our balance sheet for accounting purposes but should be excluded from debt obligations for adjusted leverage calculation purposes.

(2)	We sell certain loans into securitizations; however for a transfer of financial assets to be considered a sale the transfer must meet the sale criteria of ASC 860 under which we must surrender control over the transferred assets. Since we maintained the control piece of one loan contributed to a securitization, that loan did not meet the sale criteria and the principal balance of the loan is included as a liability for transfers not considered sales in debt obligations on our consolidated balance sheets. The loan was effectively sold and should be excluded from debt obligations for adjusted leverage calculation purposes.

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  core earnings, core EPS and after-tax core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  core EPS and after-tax core ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate;
  undepreciated book value per share excludes accumulated real estate depreciation and amortization and may not reflect an accurate measure of the value of our real estate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity. Undepreciated book value per share should not be considered a measure of the value of our assets upon an orderly liquidation of our company.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to the disclosures available on our website or in our Quarterly Report on Form 10-Q.

About Ladder

Ladder Capital Corp (NYSE: LADR) is an internally-managed commercial real estate investment trust with over $6 billion of assets. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) investing in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) owning and operating commercial real estate, including net leased commercial properties.

Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City with regional offices in California and Florida.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

CONTACT:
Investor Contact
Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com